EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement of Eaton Vance NextShares Trust (1933 Act File No. 333-197733) of my opinion dated February 25, 2021 which was filed as Exhibit (i) to Pre-Effective Amendment No. 17.

/s/ Jeanmarie Valle Lee
Jeanmarie Valle Lee, Esq.

April 28, 2022

Boston, Massachusetts